EXHIBIT 10.1

Debt Transfer and Assumption Agreement

(English Translation)

Parties:

Suining Shi Yinfa Bai Zhi Chuan Ye You Xian Gong Si (“Yinfa”);

Suining Yinfa Building Construction and Development Co., Ltd. (“Construction”);

Chengdu Lianqiang Investment Co. (“Lianqiang”); and

Sichuan Yinfa Resource Development Group Co. Ltd. (“Yinfa Resource,” together, “Parties”).

1.	According to the following debt situation as of the date hereof:

(a) Yinfa owes Construction RMB 2,113,077.11;

(b) Yinfa Resource owes Yinfa RMB 3,158,138.31; and

(c) Lianqiang owes Yinfa RMB 1,350,000.00

2.	Agreed Debt Transfers:

(a) The Parties agree that Yinfa shall transfer its entire debt obligation owed to Construction in the amount of RMB 2,113,077.11 to Yinfa Resource in consideration for Construction cancelling the debt owed to it by Yinfa. Yinfa Resource shall be responsible for the original debt obligation owed by Yinfa to Construction in amount of RMB 2,113,077.11 and shall reduce its debt obligation owed to Yinfa by RMB 2,113,077.11.

(b) The Parties further agree that Yinfa Resource shall assume the entire debt obligation of Lianqiang owed to Yinfa in the amount of RMB 1,350,000.00. In consideration thereof, Yinfa agrees to cancel Lianqiang’s debt obligation to it. As a result of the foregoing, Yinfa Resource shall owe Yinfa RMB 1,350,000.00 in addition to Yinfa Resource’s original debt obligation to Yinfa.

3.	The Parties further agree that, upon completion of the foregoing transfers and assumptions, Yinfa Resource shall owe Yinfa a total amount of RMB 2,395,061.20.

4.	The commitments and promises in this agreement are only enforceable to the debts listed under Article 1.

5.	Any dispute arising under this agreement shall be resolved in accordance with the authority of Sichuan Province Suining City Intermediate People’s Court.

6.	This agreement contains eight (8) copies. It is enforceable as of the date hereof.

7.	The above agreement content is signed by the Parties as of September 20, 2008.

Suining Shi Yinfa Bai Zhi Chuan Ye You Xian Gong Si /s/ Wang, Jiayin Wang, Jiayin September 20, 2008	Suining Yinfa Building Construction and Development Co., Ltd. /s/ Ren, Min Ren, Min September 20, 2008
Chengdu Lianqiang Investment Co. /s/ Lian, Xiaojian Lian, Xiaojian September 20, 2008	Sichuan Yinfa Resource Development Group Co. Ltd. /s/ Wang, Xianyi Wang, Xianyi September 20, 2008